UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 28, 2001



                       SIMMONS FIRST NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



            Arkansas                    0-6253                71-0407808
 (State or other jurisdiction of     (Commission           (I.R.S. employer
 incorporation or organization)      file number)          identification No.)




 501 Main Street, Pine Bluff, Arkansas                          71601
(Address of principal executive offices)                      (Zip Code)

                                 (870) 541-1000
              (Registrant's telephone number, including area code)


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ITEM: 9 REGULATION FD DISCLOSURE

The following is the text of a press release issued by the registrant at 3:15 P.M. Central Standard Time on November 28, 2001.


FOR RELEASE:      Wednesday, November 28, 2001

      SIMMONS FIRST NATIONAL CORPORATION DECLARES $0.23 PER SHARE DIVIDEND
      --------------------------------------------------------------------

     Pine Bluff, AR -- Simmons First National Corporation's Board of Directors declared a regular $0.23 per share quarterly cash dividend payable January 2, 2002, to shareholders of record December 14, 2001. This dividend represents a $0.01 per share, or 4.55% increase over the previous quarter and a $0.02 per share, or 9.52% increase over the dividend paid for the same period in 2000.


     Simmons First National Corporation is a $2.0 billion financial holding company, with community banks in Pine Bluff, Jonesboro, Lake Village, Dumas, Rogers, Russellville, Searcy and El Dorado, Arkansas. The Company's eight banks conduct financial operations from 65 offices in 33 communities.

                               # # # # # # # # # #


FOR MORE INFORMATION CONTACT:

Lawrence Fikes
Vice President, Marketing
Simmons First National Bank
870-541-1438
Ticker symbol:  SFNCA

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    SIMMONS FIRST NATIONAL CORPORATION


Date:  November 28, 2001            /s/ Barry L. Crow
       -----------------            ---------------------------------------
                                    Barry L. Crow, Executive Vice President
                                      and Chief Financial Officer